Exhibit 99.1

Avanex Corporation Announces Fiscal 2008 Second

Quarter Financial Results

FREMONT, Calif., Jan. 31, 2008 — Avanex Corporation (NASDAQ: AVNX), a leader in telecommunication components that enable next-generation optical networks, today reported its fiscal 2008 second quarter financial results for the quarter ended Dec. 31, 2008.

Net revenue in the second quarter of fiscal year 2008 was $52.0 million, a decrease of 5% from $54.7 million in the first quarter of fiscal year 2008, and a decrease of 7% from $55.6 million in the same period last year.

Gross margin in the second quarter of fiscal year 2008 was 31%, an increase of 3 percentage points from 28% in the first quarter of fiscal year 2008, and an increase of 12 percentage points from 19% in the same period last year.

Net income in the second quarter of fiscal year 2008 was $86,000, or breakeven per diluted share, compared with net income of $45,000, or breakeven per diluted share in the first quarter of fiscal year 2008. This compares to a net loss of $8.6 million, or a net loss of $0.04 per diluted share, in the same period last year.

Non-GAAP net income in the second quarter of fiscal 2008 was $2.4 million, or a net profit of $0.01 per diluted share, compared with a non-GAAP net income of $2.1 or a net profit of $0.01 per diluted share for the first quarter of fiscal year 2008. This compares to a non-GAAP net loss of $3.5 million, or a net loss of $0.02 per diluted share, for the same period last year.*

“During the second quarter we demonstrated strength in our core business, achieved solid gross margins and generated over $6 million in cash from operations,” said Jo Major, chairman, president and chief executive officer of Avanex. “With our healthy operating structure, we are well positioned for future growth from our new products as we take advantage of growing bandwidth demand,” said Major.

Q3 FY 2008 Outlook

The company expects revenue to be between $46.0 million and $50.0 million, and gross margin to be approximately 25 percent in the third quarter of fiscal 2008, ending March 31, 2008.

Conference Call

Avanex will host a conference call to discuss its fiscal year 2008 second quarter results at 1:30 p.m. Pacific Time today. Investors are invited to listen to a live broadcast of the conference call via webcast, which can be accessed by visiting Avanex’s Investor Relations website at http://investor.avanex.com/events.cfm. Investors can also listen to the conference call by dialing 706-634-8772 and entering access ID number 31835231.

An archived audio webcast of the conference call will be available on the company’s website at http://investor.avanex.com/events.cfm. A telephone replay of the conference call will be available for one week and can be accessed by dialing 706-645-9291 and entering access ID number 31835231.

About Avanex

Avanex Corporation meets the needs of fiber optic communications networks for greater capacity, longer distance transmissions, improved connectivity, higher speeds and lower costs. Our solutions enable optical wavelength multiplexing, dispersion compensation, switching and routing, transmission, and amplification, and include network-managed subsystems. Avanex Corporation, incorporated in 1997, is headquartered in Fremont, California, and maintains facilities in New York, Florida, China, France, Italy, and Thailand. To learn more about Avanex Corporation, visit our web site at: www.avanex.com.

Forward-looking Statements

This press release contains forward-looking statements including statements regarding expected third quarter of fiscal 2008 outlook and future operating results, market demand and growth trends for our products and our strategies. Actual results could differ materially from those projected in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include general economic conditions, the pace of spending in the telecommunications industry and in particular the optical networks industry, market demand and price of our products, the company’s ability to sufficiently anticipate market needs and develop products and enhancements that achieve market acceptance, problems related to realizing the benefits of the divestiture in France, the company’s ability to effect its restructuring goals, unanticipated costs and expenses or the inability to identify expenses which can be eliminated, any slowdown or deferral of orders for products or the application of accounting or tax principles in an unanticipated manner.

Finally, please refer to the risk factors contained in the company’s SEC filings including the company’s Annual Report on Form 10-K filed with the SEC on Sept. 7, 2007, Quarterly Report on Form 10-Q filed with the SEC on Nov. 2, 2007 and subsequent filings with the SEC.

Avanex assumes no obligation and does not intend to update any forward-looking statements, whether as a result of new information, future events or otherwise.

*	Non-GAAP net income (loss) and non-GAAP net income (loss) per share excludes share-based compensation expense, amortization of intangibles, restructuring charges (recovery), gains (loss) on disposal of property and equipment, due diligence expenses related to abandoned acquisition activity and arbitration expenses. Details on the items excluded from non-GAAP net income (loss) and non-GAAP net income (loss) per share are available in the table entitled, “Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss),” following the accompanying financial statements.

Contact Information:

Gloria Lee

Brooke Deterline

415-775-1788

investorhelp@streetsmartir.com

Avanex Corporation

CONSOLIDATED BALANCE SHEET

In thousands

(Unaudited)

	December 31, 2007	September 30, 2007	June 30, 2007
Assets
Current assets:
Cash and cash equivalents	$9,284	$12,999	$14,837
Restricted cash	6,484	6,445	3,620
Short-term investments	36,849	27,010	28,942
Accounts receivable, net	39,677	33,424	33,764
Inventories	16,915	15,504	15,188
Due from related party	31	15,657	14,381
Other current assets	6,372	6,952	5,716

Total current assets	115,612	117,991	116,448
Property and equipment, net	7,233	7,224	5,900
Intangibles, net	425	597	559
Goodwill	9,408	9,408	9,408
Other assets	2,856	2,932	2,685

Total assets	$135,534	$138,152	$135,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$30,716	$35,374	$32,549
Accrued compensation	5,796	4,175	6,091
Accrued warranty	771	842	873
Other accrued expenses and deferred revenue	9,261	10,272	10,940
Current portion of long-term obligations	10	7	9
Current portion of accrued restructuring	2,821	2,769	2,837

Total current liabilities	49,375	53,439	53,299
Long-term liabilities:
Accrued restructuring	6,557	7,284	8,269
Other long-term obligations	1,499	1,413	1,350

Total liabilities	57,431	62,136	62,918

Stockholders’ equity:
Common stock	229	227	226
Additional paid-in capital	781,638	779,700	775,901
Accumulated other comprehensive income	1,214	1,153	1,064
Accumulated deficit	(704,978)	(705,064)	(705,109)

Total stockholders’ equity	78,103	76,016	72,082

Total liabilities and stockholders’ equity	$135,534	$138,152	$135,000

Avanex Corporation

CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP

In thousands, except for per share data

(Unaudited)

	Three Months Ended
	December 31, 2007	September 30, 2007	December 31, 2006
Net revenue:
Third parties	$47,155	$41,395	$40,325
Related parties	4,852	13,314	15,298

Total net revenue	52,007	54,709	55,623
Cost of revenue:
Cost of revenue except for purchases from related parties	35,567	39,516	44,968
Purchases from related parties	321	1	159

Total cost of revenue	35,888	39,517	45,127

Gross profit	16,119	15,192	10,496
Operating expenses:
Research and development	7,604	6,774	5,832
Sales and marketing	4,202	3,915	3,891
General and administrative:
Third parties	4,980	4,475	9,148
Related parties	—	—	(73)
Amortization of intangibles	101	559	656
Restructuring	2	(335)	436
Gain on disposal of property and equipment	—	—	(28)

Total operating expenses	16,889	15,388	19,862

Loss from operations	(770)	(196)	(9,366)
Interest and other income	1,086	526	1,121
Interest and other expense	(3)	(11)	(308)

Income (loss) before income taxes	313	319	(8,553)
Provision for income taxes	(227)	(274)	—

Net income (loss)	$86	$45	$(8,553)

Basic net income (loss) per common share	$0.00	$0.00	$(0.04)

Diluted net income (loss) per common share	$0.00	$0.00	$(0.04)

Weighted-average number of shares used in computing:
Basic net income (loss) per common share	228,538	226,749	206,873

Diluted net income (loss) per common share	231,899	230,827	206,873

Avanex Corporation

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)

In thousands, except for per share data

(Unaudited)

	Three Months Ended
	December 31, 2007	September 30, 2007	December 31, 2006
Net income (loss), GAAP	$86	$45	$(8,553)
Items reconciling GAAP net income (loss) to non-GAAP net income (loss):
Related to cost of revenue:
Share-based payments	319	322	234

Total related to cost of sales	319	322	234

Related to operating expenses:
Research and development - share-based payments	698	725	597
Sales and marketing - share-based payments	208	128	191
General and administrative - share-based payments	561	676	788
Amortization of intangibles	101	559	656
Restructuring:
Share-based payments	—	—	3
All other	2	(335)	433
Gain on disposal of property and equipment	—	—	(28)
Due diligence expenses related to abandoned acquisition activity	199	—	2,146
Arbitration expenses	185	—	—

Total related to operating expenses	1,954	1,753	4,786

Total related to net income (loss)	2,273	2,075	5,020

Non-GAAP net income (loss)	$2,359	$2,120	$(3,533)

Basic non-GAAP net income (loss) per common share	$0.01	$0.01	$(0.02)

Diluted non-GAAP net income (loss) per common share	$0.01	$0.01	$(0.02)

Weighted-average number of shares used in computing:
Basic non-GAAP net income (loss) per common share	228,538	226,749	206,873

Diluted non-GAAP net income (loss) per common share	231,899	230,827	206,873